EXHIBIT 21
               CHIQUITA BRANDS INTERNATIONAL, INC.
                           SUBSIDIARIES

     As of March 27, 1997, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                                             Percent of
                                                                             Voting Securities
                                                   Organized                 Owned by
                                                   Under Laws of             Immediate Parent
                                                   ---------------           ------------------
Chiquita Brands, Inc.                                  Delaware                         100%
  American Produce Company                             Delaware                         100%
  Banana Supply Co., Inc.                              Florida                          100%
  California Day-Fresh Foods, Inc.                     California                       100%
  Caribbean Enterprises, Inc.                          Delaware                         100%
      Great White Fleet Ltd.                           Bermuda                          100%
           BVS Ltd.                                    Bermuda                          100%
           CDV Ltd.                                    Bermuda                          100%
           CDY Ltd.                                    Bermuda                          100%
           CRH Shipping Ltd.                           Bermuda                          100%
           Danfund Ltd.                                Bermuda                          100%
           Danop Ltd.                                  Bermuda                          100%
           DSF Ltd.                                    Bermuda                          100%
           GPH Ltd.                                    Bermuda                          100%
           NCV Ltd.                                    Bermuda                          100%
           Norvel Ltd.                                 Bermuda                          100%
  Chiquita Brands Company, North America               Delaware                         100%
      CB Containers, Inc.                              Delaware                         100%
      OV Containers, Inc.                              Delaware                         100%
  Chiquita Citrus Packers, Inc.                        Delaware                          80%
  Chiquita Banana Company B.V.                         Netherlands                      100%
      Chiquita Italia, S.p.A.                          Italy                            100%
      Chiquita Finland Oy                              Finland                          100%
      Chiquita Norge AS                                Norway                           100%
      Chiquita Tropical Fruit Company B.V.             Netherlands                      100%
  Chiquita Frupac Inc.                                 Delaware                         100%
  Chiquita Gulf Citrus, Inc.                           Delaware                         100%
  Chiquita International Trading Company               Delaware                         100%
      Chiquita Brands South Pacific Limited            Australia                        100%
      Chiquita International Limited                   Bermuda                          100%
           Exportadora Chiquita Limitada               Chile                            100%
      M.M. Holding Ltd.                                Bermuda                          100%
  Chiquita Tropical Products Company                   Delaware                         100%
  Chiriqui Land Company                                Delaware                         100%
  Compania Agricola del Guayas                         Delaware                         100%
  Compania Agricola de Rio Tinto                       Delaware                         100%
  Compania Bananera Atlantica Limitada                 Costa Rica                       100%
  Compania Frutera de Sevilla                          Delaware                         100%

CHIQUITA BRANDS INTERNATIONAL, INC.               EXHIBIT 21 (cont.)
SUBSIDIARIES

  Corpofinanzas, S.A.                                  Costa Rica                       100%
  Dunand et Compagnie des Bananes, S.A.                France                            94%
  Friday Canning Corporation                           Wisconsin                        100%
  Maritrop Trading Corporation                         Delaware                         100%
  Polymer United, Inc.                                 Delaware                         100%
  Progressive Produce Corporation                      Ohio                             100%
  Theodoredis and Sons Banana Company                  Delaware                         100%
  Tela Railroad Company                                Delaware                         100%
  United Brands Japan, Ltd.                            Japan                             95%
Compania Mundimar, S.A.                                Costa Rica                       100%
Solar Aquafarms, Inc.                                  Delaware                         100%

  The names of approximately 300 wholly-owned subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.